Exhibit 99.18

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned Directors and the Chief Financial Officer of Protective Life Insurance Company, a Tennessee corporation (the “Company”), by his execution hereof or upon an identical counterpart hereof, does hereby constitute and appoint Richard J. Bielen, Alyson Saad or Steven G. Walker, and each or any of them, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, to execute and sign the following Registration Statements on Form N-6 filed by the Company, with the Securities and Exchange Commission, pursuant to the provisions of the Securities Act of 1933, as amended (the “1933 Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”):

Protective Executive Benefits Registered VUL — File No. 333-248236

Protective COLI VUL — File No. 811-23604

Further, each of the undersigned authorizes said attorney-in-fact, and each of them, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statements, and to file same, with all exhibits and schedules thereto and all other documents in connection therewith, with the Securities and Exchange Commission pursuant to the provisions of the 1933 Act and the 1940 Act, and with such state securities authorities as may be appropriate, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes of the undersigned might or could do in person, hereby ratifying and confirming all the acts of said attorney-in-fact and agent or any of them which they may lawfully do in the premises or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand and sealed this 16 day of December, 2020.

/s/ Richard J. Bielen	/s/ Steven G. Walker
Richard J. Bielen	Steven G. Walker

/s/ Michael G. Temple
Michael G. Temple

WITNESS TO ALL SIGNATURES:

/s/ Alyson Saad
Alyson Saad